UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2017

ALPHA PRO TECH, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-15725	63-1009183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Centurian Drive, Suite 112 Markham, Ontario	L3R 9R2
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 905-479-0654

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of David B. Anderson from the Board of Directors

On March 10, 2017, David B. Anderson notified Alpha Pro Tech, Ltd. (the “Company”) of his decision to retire from the Board of Directors of the Company (the “Board”), effective as of March 31, 2017. Mr. Anderson’s decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)	Election of James W.A. Buchan to the Board of Directors

On March 10, 2017, in connection with the resignation of David B. Anderson, the remaining members of the Board, in accordance with the Company’s Bylaws, and upon the recommendation of the Board’s Nominating/Governance Committee, voted unanimously to elect James W.A. Buchan to fill the vacancy created by Mr. Anderson’s resignation, effective as of Mr. Anderson’s resignation on March 31, 2017.

Since August 2016, Mr. Buchan has served as a Senior Manager for Bell Canada, a subsidiary of BCE Inc., one of the largest telecom and media companies in Canada (“Bell”), where he provides leadership and technical expertise to critical facility operations. From September 2013 until August 2016, Mr. Buchan served as Operations Manager for Bell. Prior to working with Bell, Mr. Buchan worked as a manager for Urbacon, a contractor for Bell, from September 2012 until September 2013, and as a facility manager for Brookfield Global Integrated Solutions from September 2009 until September 2012.

There are no arrangements or understandings between Mr. Buchan and any other person pursuant to which he was elected to the Board.  Additionally, there are no related person transactions involving Mr. Buchan and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Board has affirmatively determined that Mr. Buchan is independent under NYSE MKT listing standards and is otherwise qualified to serve on the Board. Mr. Buchan will receive the compensation described in the section titled “Director Compensation” included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2016, including participation in the Alpha Pro Tech, Ltd. 2004 Stock Option Plan (the “Option Plan”). Upon the commencement of his service as a director, pursuant to the Option Plan, Mr. Buchan will receive a grant of non-qualified stock options to purchase up to a maximum of 25,000 shares of the Company’s common stock.

Item 8.01     Other Events.

On March 16, 2017, the Company issued a press release announcing Mr. Buchan’s election to the Board, to be effective upon Mr. Anderson’s resignation. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated March 16, 2017

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: March 16, 2017	By:	/s/ Colleen McDonald
Colleen McDonald
Chief Financial Officer